UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2015

Date of Report (Date of earliest event reported)

Vapor Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-51159	98-0427526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 SW 47TH AVENUE Suite 415 Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 792-8450

Registrant’s telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION

On March 6, 2015, the Board of Directors of Vapor Group Inc., a Florida corporation (the "Company" or the “Registrant”), with the approval of a majority of votes of its shareholders, approved an amendment changing Article IV, “Capital Stock”, of the Company’s Articles of Incorporation (the “Amendment”), wherein the total number of authorized shares of common stock of the Registrant shall be increased from three billion, five hundred million (3,500,000,000) shares to four billion, five hundred million (4,500,000,000) shares. An increase of one billion (1,000,000,000) shares of common stock.

The Amendment was submitted to the Florida Secretary of State and was declared effective on March 10, 2015, the date of filing of the file-stamped copy by the State of Florida.

As reported on our Form 8-K filed December 4, 2014, and as reported in the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements of the Registrant filed on Form 10-Q for the quarter ended September 30, 2014 and filed with the SEC on November 14, 2014 (collectively referred to as the “Filings”), the Registrant has accumulated “convertible notes payable” in aggregate amount of $3,583,423 (the “Aggregate Convertible Notes Payable”) as of September 30, 2014. Since the Filings, several holders of said convertible promissory notes (the “Notes” or individually, a “Note”) have exercised their right to convert all or a portion of their Note(s), in accordance with Federal and State law and regulation, into free-trading shares of common stock of the Registrant pursuant to the exemption from registration under Rule 144 of the Securities Act of 1933, as amended and per the terms of each holder’s respective Note.

Consequently, as a result of such ongoing debt conversions and the Registrant payment in full of outstanding balance of two of the Notes, the aggregate amount of convertible notes payable has been significantly reduced as of the date of this filing from its total on September 30, 2014.

Also, as reported on Form 8-K filed with the SEC on February 4, 2015 by the Registrant, included in the documentation related to each Note is often the requirement that the Registrant authorize its transfer agent to reserve a quantity of shares of common stock in advance of any conversion of debt to shares of common stock in the event that the Note holder decides to convert all or any part of the outstanding balance of their respective Note (each a “Reserve”). Such Reserves are frequently variable in that downward changes in the market price of the Registrant’s common stock may trigger an increase in the quantity of shares required to be reserved by the Note holder. Moreover, such Notes allow the Note holder to convert all or a portion of the outstanding balance of each Note, in accordance with Federal and State law and regulation, without the approval of the Registrant, meaning that such conversions of debt into free trading shares of common stock of the Registrant are outside of the Registrant’s control.

As a result of the continuing low market price of the Registrant’s common stock, several Note holders have again required increases in their Reserves equivalent to many times the total possible number of shares that could be issued from their conversions greatly inflating the total number of shares set aside as Reserves. Such increases have again resulted in a significant reduction in the number of authorized shares of common stock in the Registrant’s treasury which need to be available for general business purposes. Therefore to maintain an adequate quantity of common stock in its treasury for future uses, the Registrant has been required to again increase the number of shares of its authorized common stock.

Regardless of this increase in the authorized, the Registrant plans in the coming weeks to pay in full before maturity one or more additional convertible promissory notes that collectively account for a large quantity of shares held in Reserve. Such action by the Registrant will result in a meaningful reduction in the total Reserves, as well as the prevention of further dilution of the common stock by the Note holders being paid in full by the Registrant.

SECTION 8 – OTHER EVENTS

None.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits:

Ex. No.	Date	Document
5.03	March 10, 2015	Amendment to Articles of Incorporation

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapor Group, Inc.

Date: March 20, 2015	By:	/s/ Dror Svorai
	Name:	Dror Svorai
	Title:	Chief Executive Officer